CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated March 5, 1999 accompanying the consolidated financial statements and schedule of Correctional Services Corporation and Subsidiaries that are included in the Company's Form
10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Correctional Services Corporation and Subsidiaries on Form S-8 (Registration Nos. 333-03463 and 033-91304).

                                    GRANT THORNTON LLP



Tampa, Florida
March 5, 1999